Exhibit 15.4

Harry Elias Partnership LLP SGX Centre 2, #17-01 4 Shenton Way Singapore 068807
T: +65 6535 0550 F: +65 6438 0550 www.harryelias.com
We do not accept service of court documents by fax
For the attention of Board of Directors Amber International Holding Limited c/o 1 Wallich Street #30-02, Guoco Tower Singapore 078881	Date: Your ref: Our ref: Direct: Email:	29 April 2025 2025.044314.CT
+65 6361 9392 / 863 claudiateo@harryelias.com tienweitan@harryelias.com

By email only

Dear Sirs,

AMBER INTERNATIONAL HOLDING LIMITED – FORM 20-F

We refer to the Form 20-F to be filed by Amber International Holding Limited (“Company”) with the United States Securities and Exchange Commission on or around 29 April 2025 (or such other date as the Company may determine).

All capitalised terms used in this letter shall have the same meaning as defined in the Form 20-F.

We, Harry Elias Partnership LLP, named as the legal adviser to the Company as to Singapore laws, do hereby consent to the reference of our name under the headings, “Enforceability of Civil Liabilities-Singapore”, “Item 4. Information on the Company – B. Business Overview – Regulation - Singapore”, “Item 5B. Liquidity and Capital Resources – Holding Company Structure” and “Item 10. Additional Information – E. Taxation – Singapore Taxation” in the Form 20-F.

Save for the matters opined in the abovementioned headings in the Form 20-F only, we do not make, or purport to make, any statement in the Form 20-F and are not aware of any statement in the Form 20-F which purports to be based on a statement made by us, and we make no representation, express or implied, regarding, and to the extent permitted by law, take no responsibility for, any statement in or omission from the Form 20-F.

Yours faithfully

/s/ Claudia Teo
Name: Claudia Teo
Designation: Partner
For and on behalf of
Harry Elias Partnership LLP

Harry Elias Partnership LLP is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act 2005, UEN T10LL0175E and with our registered place of business at 4 Shenton Way #17-01 SGX Centre 2 Singapore 068807. We are regulated by the Law Society of Singapore and the Legal Services Regulatory Authority.